Exhibit 99.1

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[LOGO]

Kaufman Bros.’ 7th Annual
Communications, Media &
Technology Conference

September 9, 2004

Joseph Ram, CEO	Jeff Klausner, CFO

AMEX: IFO

Legal Disclaimer

The information provided in this slide presentation contains forward-looking statements that relate to future events.  These forward-looking statements involve known or unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of InfoSonics to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements.  Important factors that could cause our actual results to differ from our expectations are described in our Amended Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 20, 2004 and include, but are not limited to:  1) the actions of competitors and customers and our ability to execute our business plans; 2) our ability to increase revenues and operating income; 3) our ability to expand our current businesses and to enter new business areas; 4) general economic conditions; and 5) other factors. The forward-looking statements contained in this slide presentation represent InfoSonics’ expectations as of September 9, 2004.  Subsequent events may cause our expectations to change, and we disclaim any obligation to update the forward-looking statements contained in this slide presentation.

[LOGO]

Joseph Ram

Chief Executive Officer and Founder

InfoSonics Corporation

•                  Initial public offering and American Stock Exchange listing completed June 17, 2004

•                  InfoSonics is one of the largest distributors of wireless handsets and accessories in the Americas.

•                  Distribution hubs in San Diego and Miami enable us to be an integral partner with manufacturers and our customers.

InfoSonics Corporation

Quarter ended June 30, 2004

•                  Revenues of $18.4 million, year-over-year increase of 76%

•                  Operating Income up 411% year-over-year

•                  Net Income up 370% year-over year

•                  Increase in handsets sold up 40% year-over-year

•                  Average selling price increase of 22% year-over-year

•                  Diluted earnings per share of $0.05, up from $0.01 year-over-year

Market Position

[LOGO]	[LOGO]	Dealer / Agents Master Agents Retailers US RSAs Latin American Carriers	Consumer

Common Misconceptions

•                  Distributors don’t add value to the supply chain

•                  Distributors are destined to be replaced by the direct model

Distribution

A necessary function of the supply chain

Benefit to Manufacturer	[LOGO]	Benefit to Retailer/Customer

Containers vs. pieces	Break bulk/any quantity	JIT delivery/all order sizes

Limit exposure	Full assortment, one-stop source for products	Personalized service

Outsource logistics	Credit shield	Consolidate purchases, focus on driving sales

New product launches, cost-effective support	Inventory management	Working capital source

Coverage and reach	Channel-focused programs	Sell direct to end-user

2004 Market Estimates*

Global

• 550-620 million handsets to be sold

Our markets

US and Latin America

• 329 million subscribers

• 134 million handsets to be sold

• 97 million replacements

• 37 million new users

[GRAPHIC]

* Source: RBC Capital Markets Global Wireless Handset Report

Superior Gross Margin

Gross Margin Comparison

[CHART]

Operational Efficiency

Annual Inventory Turns

[CHART]

InfoSonics Growth Plan

•                  Expand and increase geographic target markets in the Americas

•                  Leverage infrastructure to increase market share

•                  Expand existing and create new manufacturer relationships

•                  Expand product and service offerings

Jeff Klausner

Chief Financial Officer

Results: Q2-04 vs. Q2-03

Revenues $18.4m	76%
Gross profit $2.0m	68%
Operating income $389k	411%
Net Income $230k	370%
Handsets shipped	40%
Average selling price	22%

Gross Margin achieved  11%

2004 First Six Months Highlights

•                  Record financial results

• $38.2m Revenue

• $4.1m Gross Profit

• $752k Operating Income

• $426k Net Income

•                  Gross profit as a percent of revenue increased to 10.65% from 10.48%

•                  Operating income as a percent of revenue increased to 2.0% from 1.3% in 2003

Revenues

($ millions)

Year-over-Year

Q2-03	Q2-04	Change
$10.5	$18.4	76%

6 months ended

6/30/03	6/30/04	Change
$26.2	$38.2	46%

Six Months Ending June 30

[CHART]

Effective Receivables Management

Accounts Receivable $ millions

[CHART]

Focused Inventory Management

Inventory in $ millions

[CHART]

Financial Performance

($ thousands)	2001	2002	2003	Q1 ’04	Q2 ’04

Revenue	$34,188	$46,647	$65,093	$19,737	$18,414

Gross Margin	$4,214	$5,315	$7,793	$2,041	$2,021

Operating Income	$172	$743	$1,909	$363	$389

Net Income (loss)	$(73)	$427	$1,139	$196	$230

Diluted EPS (loss)	$(0.02)	$0.12	$0.29	$0.05	$0.05

Why InfoSonics?

•                  Business model produces superior profitability

•                  Sound growth strategy

•                  Strong industry dynamics

•                  US and Latin America growth opportunities

•                  New cellular technology and product launches are expected to increase consumer demand (new, replacement/upgrade)

•                  Infrastructure in place to support revenue growth

•                  Well-positioned to participate in worldwide industry growth

•                  Experienced and bottom-line focused management team

[LOGO]

Kaufman Bros.’ 7th Annual

Communications, Media & Technology Conference
September 9, 2004

AMEX: IFO